UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2023

TECH AND ENERGY TRANSITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40198	83-0781939
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 W. 55th St.
New York, New York 10019	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 231-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Common Stock, $0.0001 par value, and one-third of one redeemable warrant	TETCU	The Nasdaq Stock Market LLC
Shares of Class A Common Stock included as part of the units	TETC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Common Stock at an exercise price of $11.50 per share	TETCWS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On March 17, 2023, Tech and Energy Transition Corporation (the “Corporation”) filed a Current Report on Form 8-K (the “Original 8-K”) reporting the results of its special meeting of stockholders held on March 16, 2023 and disclosing information regarding the redemption of the Corporation’s Class A common stock. This amendment to the Original 8-K is being filed for the sole purpose of amending the anticipated last day of trading from the close of business on March 27, 2023 to the close of business on March 28, 2023 as set forth below, and should be read in conjunction with the Original 8-K. No other changes are being made to the Original 8-K.

Item 8.01. Other Events.

The Corporation anticipates that (i) its shares of the Class A Common Stock, as well as its publicly traded units and warrants, will cease trading as of the close of business on March 28, 2023 and (ii) the Redemption Amount will be paid on March 29, 2023, to holders of the shares of the of the Class A Common Stock outstanding at the close of business on March 28, 2023, without any required action on their part, at which point such shares shall be deemed canceled and will represent only the right to receive the Redemption Amount.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TECH AND ENERGY TRANSITION CORPORATION

By:	/s/ John Spirtos
	Name:	John Spirtos
	Title:	Chief Executive Officer and President

Dated: March 20, 2023

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